Exhibit 99.1

Nivalis Therapeutics, Inc. Sets Date for Special Meeting of Stockholders

BOULDER, Colo., June 2, 2017 – Nivalis Therapeutics, Inc. (NASDAQ: NVLS) announced today that it has set a date for a special meeting of its stockholders to vote on matters related to the proposed merger with Alpine Immune Sciences, Inc. (“Alpine”).

The special meeting will be held at 1:30 p.m., Mountain time, on July 19, 2017, at the offices of Ballard Spahr LLP, 5480 Valmont Road, Suite 200, Boulder, Colorado 80301. Nivalis’ stockholders of record as of the close of business on May 26, 2017, are entitled to receive notice of, and to vote at, the special meeting.

The transaction has been approved by the boards of directors of both companies. The merger is expected to close in the third quarter of 2017, subject to the approval of the stockholders of each company and the satisfaction or waiver of other customary conditions.

About Nivalis Therapeutics, Inc.

Nivalis Therapeutics, Inc. (http://www.nivalis.com) is a pharmaceutical company that has historically been focused on the discovery and development of product candidates for patients with cystic fibrosis, or CF. The Company’s development candidates selectively target an enzyme known as S-nitrosoglutathione reductase (GSNOR). GSNOR regulates levels of an endogenous protein known as S-nitrosoglutathione, or GSNO. Depleted levels of GSNO have been associated with CF, asthma, inflammatory bowel diseases and certain cardiovascular diseases. Following recent disappointing results of a Phase 2 clinical trial of its lead product candidate, cavosonstat, in CF, Nivalis determined to not pursue the development of this compound in CF and to wind down its research and development activities while devoting its efforts to investigating and evaluating strategic alternatives.

About Alpine Immune Sciences, Inc.

Alpine Immune Sciences, Inc. was founded in 2015 and is focused on developing novel protein-based immunotherapies using its proprietary variant immunoglobulin domain (vIgD™) platform technology. The vIgD platform is designed to interact with multiple targets, including many present in the immune synapse. Alpine’s vIgDs are developed using a process known as directed evolution, which can produce proteins capable of either enhancing or diminishing an immune response and thereby may apply therapeutically to both oncology and inflammatory diseases. Alpine has also developed its transmembrane immunomodulatory protein (TIP™) technology, based on the vIgD platform, to enhance engineered cellular therapies. In October 2015, Alpine signed a worldwide research and license agreement with Kite Pharma, Inc. (NASDAQ:KITE) for up to $535 million in up front and potential milestone payments and in addition, royalties on resulting sales. The agreement allows Kite access to certain targets developed using Alpine’s TIP™ platform. For more information visit www.alpineimmunesciences.com/.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Nivalis, Alpine, the proposed transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Nivalis, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Nivalis and Alpine to consummate the transaction; risks related to Nivalis’ ability to correctly estimate its operating expenses and its expenses associated with the transaction; risks related to the market price of Nivalis’ common stock relative to the exchange ratio; the ability of Nivalis or Alpine to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Nivalis’ registration statement on Form S-4, including the proxy statement/prospectus/information statement therein, Nivalis’ most recent Annual Report on Form 10-K, and Nivalis’ recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). Nivalis can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Nivalis undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Nivalis has filed a registration statement on Form S-4 with the SEC, including a proxy statement/prospectus/information statement, but the registration statement has not yet become effective. The proxy statement/prospectus/information statement and any other relevant documents filed by Nivalis with the SEC may be obtained free of charge through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed by Nivalis with the SEC (when they become available) by directing a written request to: Nivalis Therapeutics, Inc., PO Box 18387, Boulder, Colorado 80308, Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement/prospectus/information statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

Nivalis and Alpine, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Nivalis’ directors and executive officers is included in Nivalis’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 13, 2017, and the proxy statement for Nivalis’ 2017 annual meeting of stockholders, filed with the SEC on April 6, 2017. Additional information regarding these persons and their interests in the transaction is included in the proxy statement/prospectus/information statement referred to above.

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CONTACT:

R. Michael Carruthers

Interim President and Chief Financial Officer

720-600-4740

mike.carruthers@nivalis.com

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